Exhibit 99.1

FOR IMMEDIATE RELEASE

Fulton Financial Announces Closing of $287.5 Million Offering of Common Stock

(May 1, 2024)—LANCASTER, Pa.—(BUSINESS WIRE)— Fulton Financial Corporation (NASDAQ: FULT) (the “Corporation”) today announced the closing of its public offering of 19,166,667 shares of its common stock (the “common stock”), at a price to the public of $15 per share, which included 2,500,000 shares issued upon the exercise in full by the underwriters of their option to purchase additional shares of common stock. The total gross proceeds from the offering were $287.5 million.

Piper Sandler and BofA Securities acted as joint book-running managers for the offering.

The Corporation received net proceeds from the offering of approximately $273.5 million, after deducting underwriting discounts and before deducting transaction expenses. The Corporation intends to use the net proceeds of the offering for general corporate purposes, including to support new opportunities in connection with its business strategy following its previously announced acquisition of substantially all of the assets and its assumption of substantially all of the deposits and certain liabilities of Republic First Bank, doing business as Republic Bank, from the Federal Deposit Insurance Corporation.

The shares of common stock to which this communication relates were issued pursuant to an effective registration statement on Form S-3 (File No. 333-274624) filed with the U.S. Securities and Exchange Commission (the “SEC”). A final prospectus supplement and accompanying prospectus relating to the offering has been filed with the SEC. You may obtain these documents for free by visiting EDGAR on the SEC’s website at http://www.sec.gov. Electronic copies of the final prospectus supplement and the accompanying base prospectus may be obtained by contacting Piper Sandler, 800 Nicollet Mall, J12S03, Minneapolis, MN 55402, Attention: Prospectus Department, or by telephone at (800) 747-3924 or email at prospectus@psc.com or BofA Securities, Attention: Prospectus Department, NC1-022-02-25, 201 North Tryon Street, Charlotte, NC 28255-0001, or by email at dg.prospectus_requests@bofa.com.

This press release is for informational purposes only and does not constitute an offer to sell or a solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The shares of common stock to which this communication relates have not been approved or disapproved by any regulatory authority, nor has any such authority passed upon the accuracy or adequacy of the prospectus supplement or the shelf registration statement or prospectus relating thereto.

About Fulton Financial Corporation

Fulton Financial Corporation is a Pennsylvania-based financial holding company that operates more than 200 financial centers in Pennsylvania, Maryland, Delaware, New Jersey and Virginia through its banking subsidiary, Fulton Bank, N.A.

Safe Harbor Statement

This press release contains forward-looking statements. Forward-looking statements can be identified by the use of words such as “may,” “should,” “will,” “could,” “estimates,” “predicts,” “potential,” “continue,” “anticipates,” “believes,” “plans,” “expects,” “future,” “intends,” “projects,” the negative of these terms and other comparable terminology.

Forward-looking statements are neither historical facts, nor assurance of future performance. Instead, the statements are based on current beliefs, expectations and assumptions regarding the future of the Corporation’s business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Corporation’s control, and actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not unduly rely on any of these forward-looking statements. Any forward-looking statement is based only on information currently available and speaks only as of the date when made. The Corporation undertakes no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

A discussion of certain risks and uncertainties affecting the Corporation, and some of the factors that could cause the Corporation’s actual results to differ materially from those described in the forward-looking statements, can be found in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2023 and other current and periodic reports, which have been, or will be, filed with the Securities and Exchange Commission (the “SEC”) and are, or will be, available on the SEC’s website (www.sec.gov).

Media Contact: Lacey Dean, 717-735-8688

Investor Contact: Matt Jozwiak, 717-327-2657

Source: Fulton Financial Corporation